UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 6, 2024

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 S. Mill Ave, Suite 1600	Tempe	Arizona	85281
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 6, 2024, GoDaddy Inc. (the “Company”) informed Nicholas Daddario, the Company’s Chief Accounting Officer, that his role would be impacted as part of a restructuring within the Company’s accounting department. Mr. Daddario’s employment as Chief Accounting Officer concluded on November 6, 2024, though he will continue supporting the transition of his responsibilities through December 13, 2024.

On November 6, 2024, the Company appointed Phontip Palitwanon as the Company’s Chief Accounting Officer, and to serve as the Company’s principal accounting officer. Ms. Palitwanon (age 39) has been an employee of the Company for nine years. Prior to this appointment, she served as the Company’s Vice President, Finance and as Vice President, Corporate Controller.

In connection with her appointment, the Company entered into an employment letter with Ms. Palitwanon, dated November 6, 2024 (the “Employment Letter”), which provides for her employment and compensation terms, including an annual base salary of $350,000 and an opportunity to earn an annual incentive bonus of 50% of base salary and to receive annual focal equity awards of restricted stock units (“RSUs”) in accordance with the Company’s practices for making annual equity grants. Ms. Palitwanon will also receive a one-time equity award on the effective date of her new role, having an aggregate target grant date value of $500,000 comprised of RSUs, vesting over a three-year period. The summary of Ms. Palitwanon’s employment terms set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Ms. Palitwanon will also execute the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2024, and the Company’s standard form of California Onboarding Agreement, a copy of which has been attached to this Current Report on Form 8-K as Exhibit 10.2.

There are no arrangements or understandings between Ms. Palitwanon and any other persons pursuant to which she was selected as an officer of the Company, and she is not related to any other executive officer or director of the Company. Ms. Palitwanon has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1	Offer Letter between GoDaddy.com, LLC, GoDaddy Inc. and Phontip Palitwanon, dated November 6, 2024
10.2	Form of GoDaddy California Onboarding Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	November 8, 2024	/s/ Mark McCaffrey
Mark McCaffrey
Chief Financial Officer